A.B. KORELIN & ASSOCIATES INC.

108 SE 124th Avenue

Vancouver, Washington  98684

360-891-7114

360-891-7005 FAX

al@abkorelin.com

December 26, 2006

Mr. Donald M. Boone, President

JEWETT CAMERON TRADING COMPANY LTD.

32275 N.W. Hillcrest

North Plains, Oregon 97133

Dear Don:

I am resigning from the Board of Directors effective December 26, 2006. My reason for the resignation is that my time commitments to my radio program have increased to the point where I no longer can devote the required time and effort to the activities of Jewett Cameron.

I wish you all the best in your future efforts.

Yours truly,

/s/  Alexander Korelin

      Alexander (Al) Korelin